Filed Pursuant to Rule 433
                                                         File No.: 333-130789-05


Subject: CMBS New Issue: BSCMS 2007-TOP26 **PX LEVELS** < External >



** BSCMS 2007-TOP26 ** $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:
 CL    SIZE($MM) S&P/FITCH/DBRS       C/E     A/L   PRIN WIN   PX LEV
 A1      75.0    AAA/AAA/AAA        27.000%   3.39    1-57     S+ 9      SUBJECT
 A2     177.0    AAA/AAA/AAA        27.000%   4.81   57-59     S+21      SUBJECT
 A3      65.4    AAA/AAA/AAA        27.000%   6.80   78-90     S+29      SUBJECT
 AAB     78.0    AAA/AAA/AAA        27.000%   7.57   59-115    S+27      SUBJECT
 A4     991.9    AAA/AAA/AAA        27.000%   9.77  115-119    S+26      SUBJECT
 A1A    150.1    AAA/AAA/AAA        27.000%  *** NOT OFFERED ***
 AM     210.6    AAA/AAA/AAA        17.000%   9.90  119-119    S+30      SUBJECT
 AJ     160.5    AAA/AAA/AAA         9.375%  10.03  119-129    S+35      SUBJECT
*B       42.1    AA/AA/AA            7.375%  11.56  129-177      SUBJECT
*C       18.4    AA-/AA-/AA(low)     6.500%  14.81  177-178      SUBJECT
*D       29.0    A/A/A               5.125%  14.82  178-178      SUBJECT
*E       15.8    A-/A-/A(low)        4.375%  14.82  178-178      SUBJECT
*F       18.4    BBB+/BBB+/BBB(high) 3.500%  14.82  178-178     SUBJECT
*G       18.4    BBB/BBB/BBB         2.625%  *** NOT OFFERED ***
*H       18.4    BBB-/BBB-/BBB(low)  1.750%  *** NOT OFFERED ***
*X1   2,106.8**  AAA/AAA/AAA 9.12    1-177     SUBJECT
*X2   2,069.9**  AAA/AAA/AAA  5.57    12-84      SUBJECT

*  Subject to rule 144A
** Notional Amount


Expected Timing:
- Price: Thursday, April 5th
- Settlement: Wednesday, April 18






STATEMENT REGARDING FREE WRITING PROSPECTUS


The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

Subject: CMBS New Issue Info* BSCMS 2007-TOP26 * Pricing Benchmarks

** BSCMS 2007-TOP26 PRICING BENCHMARKS **


TSY:  PX    YLD   SWAPS:
2YR   99-253/4    4.60393     2YR   41.50       11YR  56.50
3YR   100-17      4.54730     3YR   42.25       12YR  59.50
5YR   99-25       4.54936     4YR   43.50       13YR  62.25
10YR  99-25       4.65223     5YR   46.50       14YR  64.50
30YR  98-15+      4.84620     6YR   47.75       15YR  61.25
                      7YR   49.25
                      8YR   50.75
                      9YR   52.00
                      10YR  53.25


STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus; you request it by calling toll free 1-866-718-1649 or by email at prospectus@morganstanley.com.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS


Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.


Subject: CMBS New Issue Info* BSCMS 2007-TOP26 * Pricing Benmarks

** BSCMS 2007-TOP26 PRICING BENCHMARKS **


TSY:  PX    YLD    SWAPS:

2YR   99-253/4    4.60393     2YR   41.50       11YR  56.50
3YR   100-17      4.54730     3YR   42.25       12YR  59.50
5YR   99-25       4.54936     4YR   43.50       13YR  62.25
10YR  99-25       4.65223     5YR   46.50       14YR  64.50
30YR  98-15+      4.84620     6YR   47.75       15YR  61.25
                      7YR   49.25
                      8YR   50.75
                      9YR   52.00
                      10YR  53.25

STATEMENT REGARDING FREE WRITING PROSPECTUS


The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus; you request it by calling toll free 1-866-718-1649 or by email at prospectus@morganstanley.com.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS


Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.


Subject: CMBS New Issue: BSCMS 2007-TOP26 **PRICING DETAILS**

** BSCMS 2007-TOP26 ** $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:

CL    SIZE($MM)   S&P/FITCH/DBRS    A/L YIELD   COUPON      PX          LEV   PRICE       CUSIP
A1    75.0        AAA/AAA/AAA       3.39        5.0651      5.145       S+9   100.24963   07388VAA6
A2    177.0       AAA/AAA/AAA       4.81        5.2184      5.330       S+21  100.54856   07388VAB4
A3    65.4        AAA/AAA/AAA       6.80        5.3660      5.432       S+29  100.54628   07388VAC2
AAB   78.0        AAA/AAA/AAA       7.57        5.3735      5.429       S+27  100.54432   07388VAD0
A4    991.9       AAA/AAA/AAA       9.77        5.4372      5.471       S+26  100.54877   07388VAE8
A1A   150.1       AAA/AAA/AAA             *** NOT OFFERED ***
AM    210.6       AAA/AAA/AAA       9.90        5.4814      5.513       S+30  100.54380   07388VAG3
AJ    160.5       AAA/AAA/AAA       10.03       5.5357      5.566       S+35  100.54667   07388VAH1
*B    42.1        AA/AA/AA          11.56                                                 07388VAJ7
*C    18.4        AA-/AA-/AA(l)     14.81                                                 07388VAK4
*D    29.0        A/A/A             14.82                                                 07388VAL2
*E    15.8        A-/A-/A(low)      14.82                                                 07388VAM0
*F    18.4        BBB+/BBB+/BBB(h)  14.82                                                 07388VAN8
*G    18.4        BBB/BBB/BBB             *** NOT OFFERED ***
*H    18.4        BBB-/BBB-/BBB(l)        *** NOT OFFERED ***
*X1   2,106.8**   AAA/AAA/AAA       9.12                                                  07388VAY4
*X2   2,069.9**   AAA/AAA/AAA       5.57                                                  07388VAZ1

* Subject to rule 144A
** Notional Amount

Details:

- The Coupon for the Classes B, C, D, E, F,G, H, X1, and X2 are Initial Only
- Settlement: 4/18/2007
- First Payment Date: 5/14/2007
- Rated Final Distribution Date: January 12, 2045


STATEMENT REGARDING FREE WRITING PROSPECTUS


The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS


Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.


********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.
********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************


-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.